UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 27, 2011 (September 21, 2011)

American Oriental Bioengineering, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-32569	84-0605867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Liangshuihe First Ave, Beijing E-Town Economic and Technology Development Area, E-Town, Beijing, 100176, People’s Republic of China
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 86-10-5982-2039

_____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 21, 2011, American Oriental Bioengineering, Inc.  (the “Company”), received a letter from The New York Stock Exchange, Inc. (the “NYSE”), which stated that the Company is considered “below criteria” by the NYSE because as of September 19, 2011, the 30 trading-day average closing price of the Company's common stock listed on the NYSE was $0.99.  It is a requirement for continued listing on the NYSE that the average closing price of the Company's common stock be no less than $1.00 over a consecutive 30 trading-day period.

The Company must bring its share price and average share price back above $1.00 by six months following receipt of the letter, which is March 19, 2012.  Unless the Company notifies NYSE no later than October 5, 2011, of its intent to cure the share price deficiency, the Company’s common stock will be subject to suspension and delisting procedures from the NYSE.

The Company is currently looking at all of the options available with respect to curing this deficiency and intends to send a letter to the NYSE no later than October 5, 2011.

On September 27, 2011, a press release announcing the receipt of the letter from the NYSE was issued.  A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

No.	Description
99.1	Press Release, dated September 27, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2011	American Oriental Bioengineering, Inc.
	By:	/s/ Tony Liu
Name: Tony Liu
Title: Chairman and Chief Executive Officer